SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2024

WATTS WATER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

(Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.10 per share	WTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 12, 2024, Watts Water Technologies, Inc. (the “Company”) entered into a Third Amended and Restated Credit Agreement by and among the Company, certain subsidiaries of the Company, the lenders and other parties from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Amended Credit Agreement”). The Amended Credit Agreement amends and restates the prior Second Amended and Restated Credit Agreement, dated as of March 30, 2021 (as amended by that certain Amendment No. 1 dated August 2, 2022 and Amendment No. 2 dated December 12, 2023, the “Existing Credit Agreement”), by and among the Company, certain subsidiaries of the Company, the lenders and other parties from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

The Amended Credit Agreement amends the Existing Credit Agreement to extend the maturity date of the $800 million senior unsecured revolving credit facility provided under the Existing Credit Agreement from March 30, 2026 to July 12, 2029, and to amend the expansion option to $400 million. The Amended Credit Agreement does not amend the benchmark spread or financial covenants under the Existing Credit Agreement. The foregoing description of the changes contained in the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Company and certain subsidiaries of the Company also entered into a Third Amended and Restated Guaranty, dated as of July 12, 2024 (the “Amended Credit Guaranty”). Pursuant to the Amended Credit Guaranty, the domestic subsidiaries have guaranteed payment of the obligations of the Company and the foreign designated borrowers under the Amended Credit Agreement. The foregoing description of the Amended Credit Guaranty does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Guaranty filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1

Third Amended and Restated Credit Agreement, dated as of July 12, 2024, by and among Watts Water Technologies, Inc., the Subsidiary Borrowers, the Lenders party thereto, JP Morgan Chase Bank, N.A., as Administrative Agent, Bank of America N.A., HSBC Bank USA, National Association, TD Bank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents, and Citibank, N.A., PNC Bank, National Association, and U.S. Bank National Association, as Co-Documentation Agents.

10.2

Third Amended and Restated Guaranty, dated as of July 12, 2024, by Watts Water Technologies, Inc. and its subsidiaries set forth therein, in favor of JPMorgan Chase Bank, N.A. and the other lenders referred to therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2024	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage
General Counsel, Chief Sustainability Officer & Secretary